Ryan Specialty Successfully Reprices Term Loan, Lowers Cost of Capital

JANUARY 19, 2024 | CHICAGO, IL – Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty”), a leading international specialty insurance firm, today announced the successful repricing of its $1.65 billion term loan debt (“Term Loan”), which is expected to reduce its annual cash interest expense by approximately $5.6 million.

The repriced Term Loan bears an interest rate of SOFR plus 2.75%, an improvement of 25 basis points from the prior Term Loan, and no longer contains a Credit Spread Adjustment. The Term Loan’s maturity date of September 2027 and other material provisions remain unchanged.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Accordingly, you should not place undue reliance on these statements, as actual results may vary materially. For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Ryan Specialty

Founded in 2010, Ryan Specialty is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Ryan Specialty’s mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. ryanspecialty.com

Investor Relations Media Relations

Nicholas Mezick Alice Phillips Topping

Director, Investor Relations Chief Marketing & Communications Officer
Ryan Specialty Ryan Specialty
IR@ryanspecialty.com Alice.Topping@ryanspecialty.com
(312) 784-6152 (312) 635-5976

###